SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC   20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 1997



                   BURLINGTON NORTHERN SANTA FE CORPORATION
            (Exact name of registrant as specified in its charter)


Delaware                        1-11535                        41-1804964

(State or other jurisdiction   (Commission                 (IRS Employer
of incorporation)              File Number)              Identification No.)


         2650 Lou Menk Drive
         Fort Worth, Texas                                      76131-2830

        (Address of principal executive offices)               (Zip Code)

     Registrant's telephone number, including area code:  (817) 333-2000


                               (Not Applicable)
        (Former name or former address, if changed since last report)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.          Other Events

Burlington Northern Santa Fe Corporation announced its second quarter 1997 earnings in a July 22, 1997, press release, which press release is attached as Exhibit 99 and is hereby incorporated by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Burlington Northern Santa Fe Corporation
                                   (Registrant)


                             By:  /s/ Thomas N. Hund

                                  Thomas N. Hund
                                  Vice President and Controller
                                  (On behalf of the Registrant
                                   and as Principal  Accounting Officer)

Schaumburg, Illinois
July 22, 1997

                   BURLINGTON NORTHERN SANTA FE CORPORATION

                              INDEX OF EXHIBITS

Exhibit
Number            Description of Exhibit

 99 Burlington Northern Santa Fe Corporation Press Release dated July 22, 1997.

                                                                  EXHIBIT 99

Contact:  Richard Russack                           FOR IMMEDIATE RELEASE
          (817) 352-6425


                     BURLINGTON NORTHERN SANTA FE REPORTS
                       IMPROVED SECOND QUARTER RESULTS

 .  Net income of $235 million or $1.50 per share for the quarter ended
   June 30, 1997 -- up 11 percent from net income of $211 million or $1.35 per share compared with 1996.

 . Second-quarter operating income was $459 million -- $41 million or 10 percent higher than a year ago.

 . Operating ratio for the second quarter improved to 77.9 percent compared with 79.3 percent in 1996.

     FORT WORTH, TEXAS, July 22, 1997 - - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported second quarter 1997 net income of $235 million, or $1.50 per share, compared with second quarter 1996 net income of $211 million, or $1.35 per share.
     "The Company has rebounded well from the weather-related difficulties of the first quarter," said Robert D. Krebs, chairman, president and chief executive officer of BNSF. "We expect our results to continue to improve throughout the balance of 1997."
     Revenues of $2.07 billion for the second quarter 1997 were $49 million higher than second quarter 1996. Intermodal revenues of $563 million increased $60 million or 12 percent with increases in all sectors. Merchandise revenues of $683 million increased $39 million or 6 percent, driven by growth in the chemicals, forest products and minerals business segments. Agricultural commodity revenues declined by $28 million or 10 percent reflecting a poor Southern Plains wheat crop and fewer corn shipments. Coal revenues declined $8 million or 2 percent.
                              more . . .

BNSF 2Q EARNINGS / Page Two

     Second quarter 1997 operating expenses of $1.61 billion were essentially even with the prior year period, principally reflecting higher compensation and benefits, equipment rents, and purchased services offset by lower material and other costs.
     Operating income was $459 million for the second quarter 1997 compared with $418 million for the same period in 1996. The operating ratio improved to 77.9 percent for the second quarter 1997 compared with 79.3 percent a year earlier. Interest expense increased $12 million to $85 million, reflecting higher debt levels.

SIX-MONTH 1997 RESULTS
     BNSF net income for the six-months ended June 30, 1997, was $385 million, or $2.45 per share, compared with 1996 net income for the same period of $398 million, or $2.56 per share. Revenues for the first six months were $4.11 billion, up slightly from the $4.05 billion reported for the same period in 1996. Operating expenses of $3.32 billion for 1997 increased 2 percent from 1996 expenses.

     Through The Burlington Northern and Santa Fe Railway Company, BNSF owns one of the largest railroad networks in the United States, with 35,000 route miles covering 29 states and two Canadian provinces, approximately 7,900 route miles of which consist of trackage rights.
            Consolidated financial statements follow.




BURLINGTON NORTHERN SANTA FE CORPORATION
CONSOLIDATED STATEMENT OF INCOME
(Unaudited.  In millions, except per share data)
<BTB>

                              Three Months Ended   Six Months Ended
                                 June 30,             June 30,
                             -------------------  -----------------
                              1997      1996      1997      1996

REVENUES                    $ 2,073   $ 2,024   $  4,109  $ 4,051
                              -----     -----      -----    -----
OPERATING EXPENSES
Compensation and benefits       652       638      1,345    1,306
Purchased services              220       216        448      439
Equipment rents                 201       183        401      361
Depreciation and amortization   189       187        379      374
Fuel                            186       184        382      352
Materials and other             166       198        366      416
                              -----    ------     ------   ------

Total Operating Expenses      1,614     1,606      3,321    3,248
                              -----    ------     ------   ------

OPERATING INCOME                459       418        788      803
Interest Expense                 85        73        169      148
Other Income (Expense) - Net      -        (1)        (3)      (5)
                              -----   -------    -------   ------

Income Before Income Taxes      374       344        616      650
Income Tax Expense              139       133        231      252
                              -----   -------    -------    -----
INCOME                       $  235  $    211   $    385   $  398
                              =====   =======    =======    =====

NET INCOME PER COMMON SHARE  $ 1.50   $  1.35   $   2.45   $ 2.56
                              =====    ======    =======    =====

AVERAGE SHARES OUTSTANDING    157.2     156.1      157.2    155.6
(IN MILLIONS)
                              =====    ======    =======   ======

BURLINGTON NORTHERN SANTA FE CORPORATION
(Unaudited. In millions)
CONDENSED CONSOLIDATED BALANCE SHEET

                                           June 30,  December 31,
                                             1997        1996
<BTB>                                     --------   -----------
ASSETS

Cash and cash equivalents                  $    42     $    47
Other current assets                         1,244       1,201
                                             -----       -----
Total current assets                         1,286       1,248

Properties and other assets                 19,069      18,515
                                            ------      ------

Total Assets                               $20,355     $19,763
                                            ======      ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                        $ 1,959     $ 2,228
Long-term debt and commercial paper          4,935       4,546
Deferred income taxes                        4,894       4,729
Other liabilities                            2,225       2,279
Stockholders' equity                         6,342       5,981
                                            ------       -----

Total Liabilities and Stockholders' Equity $20,355     $19,763
                                            ======      ======

CONDENSED CONSOLIDATED CASH FLOW STATEMENT


                                           Three Months       Six Months
                                          Ended June 30,    Ended June 30,
                                          -------------     ------------
                                          1997  1996         1997   1996
                                          ----  -----        -----  -----

<BTB>
Cash Provided by Operating Activities  $   560  $ 408       $ 633   $ 713
Cash Used for Capital Expenditures        (549)  (468)       (845)   (822)
Net Proceeds of Borrowings                  38     78         322      64
Dividends Paid                             (46)   (45)        (92)    (93)
Proceeds from Stock Options                 31     39          50      95
Cash Provided by (Used) for
 Other Activities                          (39)   (22)        (73)     17
                                          ------ -----      ------  ------
Decrease in Cash and Cash Equivalents  $    (5)  $(10)      $ (5)   $ (26)
                                          ====== =====      ======  ======


BURLINGTON NORTHERN SANTA FE CORPORATION
Supplemental Data
(Unaudited)
<BTB>

                              Three Months          Six Months
                              Ended June 30,       Ended June 30,
                           ------------------  --------------------
                               1997   1996         1997      1996
                           --------- --------  ---------- ----------
Revenues (In millions)
Coal                       $   482    $  490     $ 971       $ 968
Agricultural Commodities       239       267       531         607
Intermodal                     563       503     1,090         994
Automotive                     108       110       215         208
Merchandise
   Chemical                    212       199       403         386
   Forest Products             147       138       283         273
   Consumer Goods              128       122       246         237
   Metals                      105       103       206         208
   Minerals                     91        82       165         154
                           -------    ------    ------       -----
Total Freight Revenue        2,075     2,014     4,110       4,035
Other Revenue                   (2)       10        (1)         16
                           --------   ------     -----       -----

Total Revenues         $     2,073    $2,024    $4,109      $4,051
                           =======    ======     =====       =====

Operating ratio               77.9%     79.3%    80.8%       80.2%
Revenue ton miles (billions) 103.8     101.9    203.4       203.1
Freight revenue per thousand
 revenue ton miles          $ 19.99   $ 19.77  $ 20.20     $ 19.87

Cars/Units (thousands)        1,784     1,727    3,509       3,435
Average freight revenue
 per car/unit               $ 1,163   $ 1,166  $ 1,171     $ 1,175
Employees (average)          43,661    44,338   42,672      43,746
